UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement

On May 11, 2006, Iomega’s Board of Directors revised its compensation arrangement for Stephen N. David, Chairman of the Board. In recognition of Mr. David’s active involvement as Chairman and focus on assisting the Company with various strategic planning initiatives, Mr. David has accepted a proposal to reduce his cash compensation but increase his equity compensation. Consequently, effective May 11, 2006, he was granted an option to purchase 30,000 shares of Iomega Corporation common stock pursuant to the Company’s 1997 Stock Incentive Plan, with 100% vesting at the date of grant. In addition, Mr. David will receive an annual retainer as Chairman of $100,000 per year (payable at $25,000 per quarter starting with the second quarter of 2006); he will not receive any other meeting, committee or retainer fees relating to service on the Board.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.           Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2006, Iomega Corporation's Board of Directors increased the size of its Board to eight directors and elected Reynolds C. Bish to fill the newly created vacancy.

Mr. Bish is currently the President and General Manager of EMC Captiva, a leading provider of input management solutions that operates as a standalone business within the EMC Software Group, and a Vice President of the EMC Software Group. Prior to EMC’s acquisition of Captiva at the end of 2005, he was President and CEO as well as a member of the Board of Directors of Captiva, a NASDAQ listed company that he co-founded in 1989. From 1986 through 1989, Mr. Bish was President and CEO of Unibase Systems, Inc., a company that revolutionized the historically proprietary data entry market by providing data entry systems on industry standard, open platforms. Prior to Unibase, Mr. Bish spent three years as a co-founder, Vice President of Finance and CFO of Covalent Systems Corporation, a venture capital funded start up which developed and marketed data collection and production management systems for commercial and in-plant print shops. Mr. Bish previously spent six years as Vice President of Finance and CFO at Fafco, Inc., a NASDAQ listed manufacturer of solar heat exchangers, and three years with Price Waterhouse as a CPA.

The Board has not yet determined on which committees Mr. Bish will serve. Under the 2005 Director Stock Option Plan, Mr. Bish, at his appointment, received 20,000 stock options, which vest over a four year period. Mr. Bish declined to receive the normal $30,000 annual cash retainer paid to directors and, instead, received an additional stock option grant for 30,000 shares of Iomega Corporation common stock pursuant to the 1997 Stock Incentive Plan, vesting over four years from the date of the grant. Mr. Bish will receive meeting fees based on the existing per-meeting fee structure described in Iomega’s 8-K filed May 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer
Thomas D. Kampfer
President and Chief Operating Officer

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